CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", Independent Accountants", and "Financial Statements" in Post-Effective Amendment No. 11 under the Securities Act of 1933 and Amendment No. 11 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 33-75340) and related Prospectus and Statement of Additional Information of Guinness Flight Investment Funds which is incorporated by reference in Post-Effective Amendment No. 19 under the Securities Act of 1933 and Amendment No. 19 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 33-75340) of Guinness Flight Investment Funds, and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the financial statements and financial highlights of Guinness Flight Investment Funds included in its Annual Report for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                                     /s/ERNST & YOUNG LLP


Los Angeles, California
November 12, 1998